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                                                                     EXHIBIT 5.1

                                                         PENSKE MOTORSPORTS LOGO
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ROBERT H. KURNICK, JR.
Senior Vice President and
General Counsel

August 12, 1996

Penske Motorsports, Inc.
13400 Outer Drive West
Detroit MI 48239

               Re: PENSKE MOTORSPORTS, INC.

Ladies and Gentlemen:

     I have represented PENSKE MOTORSPORTS, INC., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 400,000 of the Company's Common Shares, par value $0.01 per share (the "Common Shares"), issued or to be issued pursuant to the Penske Motorsports, Inc., 1996 Stock Incentive Plan (the "Plan").

     Based upon my examination of such documents and other matters as I deem relevant, it is my opinion that the common Shares to be offered by the company under the Plan pursuant to the Registration Statement have been duly authorized and, when issued and sold by the Company in accordance with the Plan and the stock Options exercised thereunder, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit hereby that I come within the category of person whose consent is required under Section 7 of the Securities Act of the Rules and Regulations of the Commission thereunder.

                                          Sincerely,

                                          Robert H. Kurnick, Jr.
                                          Senior Vice President and General
                                          Counsel

RHK:kal
Enclosures

PENSKE MOTORSPORTS, INC. 3270 WEST BIG BEAVER / SUITE 130 / TROY, MICHIGAN 48084
                  TELEPHONE: 810-614-1116 / FAX: 810-614-1125